Exhibit 99.1

NYSE Euronext Announces 2009 Annual Shareholder Meeting Date

New York, Nov. 7, 2008 – NYSE Euronext (NYX ) today announced that its 2009 Annual Shareholder Meeting is expected to convene on Thursday, April 2, 2009, 8:00 a.m. (ET) in New York.

A live listen-only webcast will be available on the Investor Relations section of the company’s website, http://www.nyseeuronext.com/ir. An archive of the webcast will be posted on the same site following the conclusion of the Annual Meeting.

Shareholder Proposal Deadline

Because the expected date of the 2009 Annual Meeting is more than 30 days before the anniversary of the 2008 Annual Meeting, under Rule 14a-8 under the Exchange Act, shareholders must deliver proposals for inclusion in the proxy materials for such meeting to NYSE Euronext no later than the close of business on December 2, 2008. Such proposals must also comply with the requirements of Rule 14a-8.

Under NYSE Euronext’s bylaws, for director nominations or other business to be brought before the 2009 Annual Meeting, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on December 3, 2008 and no later than the close of business on January 2, 2009. Such notices must also comply with the requirements of the NYSE Euronext bylaws.

Any shareholder proposals must be delivered to the Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005.

About NYSE Euronext

NYSE Euronext (NYX) is the world’s leading, most liquid and diverse exchange group. It offers a broad and growing array of financial products and services in cash equities, futures, options, exchange-traded products, bonds, market data, and commercial technology solutions, all designed to meet the evolving needs of issuers, investors and financial institutions. Spanning multiple asset classes and six countries, NYSE Euronext’s exchanges include the New York Stock Exchange, Liffe, Euronext and NYSE Arca. With more than 6,500 listed issues, more than any other exchange group, trading on NYSE Euronext’s equity markets represents more than one-third of the world’s cash equities volume. NYSE Euronext also manages the leading European derivatives exchange by value of trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.